Exhibit 8.1-B


                                 October 2, 2002

Alabama Power Company
600 North 18th Street
Birmingham, AL 35291

     Re: Alabama Power Capital Trust V - Flexible Trust Preferred Securities

Ladies and Gentlemen:

         We have acted as counsel to Alabama Power Company (the "Company") in connection with the issuance by Alabama Power Capital Trust V (the "Trust") of $200,000,000 aggregate liquidation amount of Flexible Trust Preferred Securities (the "Preferred Securities") In that connection, reference is made to the (i) the registration statement on Form S-3 (Registration Statement Nos. 333-72784, 333-72784-01 and 333-72784-02) filed with the Securities and Exchange Commission (the "Commission") on November 5, 2001 and declared effective by the Commission on November 15, 2001 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), (ii) the prospectus of the Company and the trust dated November 15, 2002 (the "Prospectus") included in the Registration Statement and (iii) the prospectus supplement dated September 26, 2002 (the "Final Prospectus Supplement") relating to the Preferred Securities. Capitalized terms not otherwise defined herein shall have the meaning specified in the Prospectus and the Final Supplemented Prospectus.

         We have reviewed copies of the Prospectus, the Final Supplemented Prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have assumed that the Preferred Securities will be issued in accordance with the operative documents described in the Prospectus and the Final Supplemented Prospectus.

         Based on the foregoing, we are of the opinion that the statements of law and legal conclusions contained in the Final Supplemented Prospectus set forth under the caption "Certain Federal Income Tax Consequences" are correct in all material respects.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Final Supplemented Prospectus. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                               Very truly yours,


                                               /s/  BALCH & BINGHAM LLP
                                               BALCH & BINGHAM LLP